Exhibit 99.1
MERCANTILE BANCORP, INC. DECLARES REGULAR QUARTERLY CASH DIVIDEND
Quincy, Illinois, November 18, 2008 — Mercantile Bancorp, Inc. (NYSE Alternext US: MBR) announced today that its board of directors declared a quarterly cash dividend of 6 cents per share — consistent with the past several quarters. The dividend is payable December 15, 2008 to shareholders of record at the close of business on December 1.
Ted T. Awerkamp, President and CEO, stated: “Our company remains in a sound and stable position despite experiencing some write-downs in the third quarter attributable to real estate exposure in the southeastern US, and mark-to-market accounting rules. We have continued to grow our loans, assets and deposits while efficiently managing our operations, and managing non-performing assets diligently. Our board is committed to providing shareholders with a balanced return of long-term value creation and a quarterly cash dividend.”
About Mercantile Bancorp
Mercantile Bancorp, Inc. is a Quincy, Illinois-based bank holding company with majority-owned subsidiaries consisting of three banks in Illinois, one bank in Missouri and one bank in each of Kansas and Florida, where the Company conducts full-service commercial and consumer banking business, engages in mortgage banking, trust services and asset management, and provides other financial services and products. The company operates a loan production office in Indiana. In addition, the Company has minority investments in nine community banks in Missouri, Georgia, Florida, Colorado, California and Tennessee.
Forward-Looking Statements
This release contains information and “forward-looking statements” that relate to matters that are not historical facts and which are usually preceded by the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. These forward-looking statements are subject to significant risks, assumptions and uncertainties. Because of these and other uncertainties, our actual results may be materially different from those described in these forward-looking statements. The forward-looking statements in this release speak only as of the date of the release, and we do not assume any obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.